Financial Results and Supplemental Information FIRST QUARTER 2025 April 30, 2025

Table of Contents

QUARTERLY RESULTS
- Office Properties Income Trust Announces First Quarter 2025 Financial Results 4
- First Quarter 2025 Summary 5

FINANCIALS
- Key Financial Data 7
- Condensed Consolidated Statements of Income (Loss) 8
- Condensed Consolidated Balance Sheets 9
- Debt Summary 10
- Debt Maturity Schedule 11
- Leverage Ratios, Coverage Ratios and Public Debt Covenants 12
- Capital Expenditures Summary 13
- Property Dispositions 14
- Investment in Unconsolidated Joint Venture 15

PORTFOLIO INFORMATION
- Summary Same Property Results 17
- Occupancy and Leasing Summary 18
- Tenant Diversity and Credit Characteristics 19
- Tenants Representing 1% or More of Total Annualized Rental Income 20
- Lease Expiration Schedule 21

APPENDIX
- Company Profile and Governance Information 23
- Calculation and Reconciliation of NOI and Cash Basis NOI 24
- Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI 25
- Property Details (by Collateral Pool) 26
- Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 34
- Calculation of FFO, Normalized FFO and CAD 35
- Non-GAAP Financial Measures and Certain Definitions 36

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 38

OPI
Nasdaq Listed

Trading Symbols:
Common Shares: OPI
Senior Unsecured Notes due 2050: OPINL

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 219-1410
kbarry@opireit.com
ir@opireit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.opireit.com

All amounts in this presentation are unaudited.

Unless otherwise noted, all data presented in this presentation excludes two properties, which are encumbered by a $49.8 million mortgage note, owned by an unconsolidated joint venture in which OPI owns a 51% interest. See page 15 for information regarding this joint venture and its related mortgage note.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.



Q1 2025 2

3RETURN TO TABLE OF CONTENTS Q1 2025 Quarterly Results

4RETURN TO TABLE OF CONTENTS Q1 2025 OFFICE PROPERTIES INCOME TRUST ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS “OPI's results this quarter reflect the ongoing operational challenges in our portfolio, from tenant non-renewals, continued headwinds in our key markets and increased debt service costs from our re-financing activities. We remain focused on capitalizing on leasing opportunities and tenant retention. During the first quarter, we completed 223,000 square feet of new and renewal leasing at a 13.5% roll-up in rent and a weighted average lease term of over 10 years, ending the quarter with same property portfolio occupancy of 85.4%. Additionally, we completed the sale of three properties, consisting of 249,000 square feet, for $26.9 million, and have agreements in place to sell three more properties, consisting of 376,000 square feet, for a total of $28.9 million. We also continue to work with our financial advisors to evaluate strategies to manage our upcoming debt maturities within the constraints of our limited liquidity and debt covenants." Yael Duffy, President and Chief Operating Officer Newton, MA (April 30, 2025). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended March 31, 2025. Distribution OPI has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 22, 2025. This distribution will be paid on or about May 15, 2025. Conference Call A conference call discussing OPI's first quarter results will be held on Thursday, May 1, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 8742965. A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of March 31, 2025, approximately 60% of OPI's revenues were from investment grade rated tenants. OPI owned 125 properties as of March 31, 2025, with approximately 17.3 million square feet located in 29 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of March 31, 2025, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Q1 2025 5RETURN TO TABLE OF CONTENTS First Quarter 2025 Summary Portfolio Update • Executed 223,000 square feet of total leasing at a weighted average lease term of 10.3 years, with lease renewals accounting for 77.5% of leased square footage. • Ended the quarter with same property portfolio occupancy of 85.4% and a weighted average lease term of 6.9 years (by annualized revenue). Financial Results • Net loss of $45.9 million, or $0.66 per common share. • Normalized FFO of $4.4 million, or $0.06 per common share. • Same property Cash Basis NOI of $52.9 million. Disposition Activity • Sold three properties, consisting of approximately 249,000 square feet, for an aggregate sales price of $26.9 million, excluding closing costs. • Under agreement to sell three properties consisting of approximately 376,000 square feet for an aggregate sales price of $28.9 million, excluding closing costs. Financing Activities and Liquidity • In January 2025, redeemed, at par plus accrued interest, the remaining $113.3 million of 4.50% senior unsecured notes due 2025 with cash on hand. • In March 2025, exchanged an aggregate $14.4 million of new 8.0% senior priority guaranteed unsecured notes due 2030 for an aggregate $21.0 million of outstanding senior unsecured notes due 2026, 2027 and 2031, which had a weighted average interest rate of 3.1%. • As of April 30, 2025, total available liquidity consisted of $73.1 million of cash. OPI continues to conclude there is substantial doubt about its ability to continue as a going concern. For further information please refer to Note 1 to OPI's Condensed Consolidated Financial Statements included in Part I, Item 1 of OPI's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, to be filed with the Securities and Exchange Commission, or SEC, on April 30, 2025.

6RETURN TO TABLE OF CONTENTS Q1 2025 Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Selected Income Statement Data:					
Rental income	$ 113,615	$ 118,238	$ 120,620	$ 123,686	$ 139,435
Net (loss) income	$ (45,867)	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)
NOI	$ 61,385	$ 71,244	$ 69,205	$ 76,046	$ 88,248
Adjusted EBITDAre	$ 57,768	$ 68,152	$ 65,001	$ 71,469	$ 73,799
FFO	$ 3,231	$ (78,679)	$ 21,640	$ 258,969	$ 48,183
Normalized FFO	$ 4,350	$ 20,946	$ 22,114	$ 33,171	$ 38,317
CAD	$ (11,209)	$ (16,296)	$ (19,066)	$ (1,079)	$ 22,340
Rolling four quarter CAD	$ (47,650)	$ (14,101)	$ 10,755	$ 47,174	$ 64,035
Per Common Share Data (basic and diluted):					
Net (loss) income	$ (0.66)	$ (2.52)	$ (1.14)	$ 1.56	$ (0.11)
FFO	$ 0.05	$ (1.34)	$ 0.42	$ 5.32	$ 0.99
Normalized FFO	$ 0.06	$ 0.36	$ 0.43	$ 0.68	$ 0.79
CAD	$ (0.16)	$ (0.28)	$ (0.37)	$ (0.02)	$ 0.46
Rolling four quarter CAD	$ (0.69)	$ (0.27)	$ 0.21	$ 0.97	$ 1.32
Dividends:					
Annualized dividends paid per common share during the period	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	8.7%	4.0%	1.8%	2.0%	2.0%
Annualized normalized FFO payout ratio	16.7%	2.8%	2.3%	1.5%	1.3%
Rolling four quarter CAD payout ratio [1]	(5.8%)	(14.8%)	19.0%	4.1%	3.0%
Selected Balance Sheet Data:					
Total gross assets	$ 4,212,848	$ 4,440,936	$ 4,345,425	$ 4,410,554	$ 4,637,482
Total assets	$ 3,569,759	$ 3,822,286	$ 3,725,951	$ 3,799,856	$ 3,957,930
Total liabilities	$ 2,463,096	$ 2,669,482	$ 2,447,365	$ 2,470,157	$ 2,707,566
Total shareholders' equity	$ 1,106,663	$ 1,152,804	$ 1,278,586	$ 1,329,699	$ 1,250,364

	As of 3/31/2025
Capitalization:	
Total common shares (at end of period)	70,063,086
Closing price (at end of period)	$ 0.46
Equity market capitalization (at end of period)	$ 32,229
Debt (principal balance)	2,436,418
Total market capitalization	$ 2,468,647
Liquidity:	
Cash and cash equivalents	$ 63,745
Availability under $325,000 secured revolving credit facility [2]	–
Total liquidity	$ 63,745

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.

(2) Availability under OPI's secured revolving credit facility is subject to ongoing minimum performance and market values of the collateral properties and meeting required financial covenants. As of March 31, 2025, OPI was fully drawn on its revolving credit facility.

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Q1 2025 8RETURN TO TABLE OF CONTENTS Chicago, IL Three Months Ended March 31, 2025 2024 Rental income $ 113,615 $ 139,435 Expenses: Real estate taxes 13,458 15,709 Utility expenses 7,567 8,151 Other operating expenses 31,205 27,327 Depreciation and amortization 43,733 50,341 Transaction related costs (1) 876 233 General and administrative 5,058 5,644 Total expenses 101,897 107,405 Loss on sale of real estate (4,737) (2,384) Interest and other income 1,162 1,357 Interest expense (including net amortization of debt premiums, discounts and issuance costs of $11,919 and $3,444, respectively) (53,378) (35,476) Net loss on early extinguishment of debt (243) (425) Loss before income tax expense and equity in net losses of investees (45,478) (4,898) Income tax expense (137) (56) Equity in net losses of investees (252) (230) Net loss $ (45,867) $ (5,184) Weighted average common shares outstanding (basic and diluted) 69,257 48,466 Per common share amounts (basic and diluted):     Net loss $ (0.66) $ (0.11) Additional Data: General and administrative expenses / total assets (at end of period) 0.14% 0.14% Non-cash straight line rent adjustments included in rental income $ 6,856 $ 7,379 Lease value amortization included in rental income $ 123 $ 33 Lease termination fees included in rental income $ 559 $ 12,445 Non-cash amortization included in other operating expenses $ 13 $ 121 Non-cash amortization included in general and administrative expenses $ 151 $ 151 (amounts in thousands, except per share data) (1) Consists of costs related to OPI's evaluation of potential transactions. Condensed Consolidated Statements of Income (Loss)

Q1 2025 9RETURN TO TABLE OF CONTENTS March 31, December 31, 2025 2024 ASSETS Real estate properties: Land $ 706,623 $ 711,039 Buildings and improvements 2,946,137 2,946,520 Total real estate properties, gross 3,652,760 3,657,559 Accumulated depreciation (643,089) (618,650) Total real estate properties, net 3,009,671 3,038,909 Assets of properties held for sale 11,070 32,199 Investment in unconsolidated joint venture 17,118 17,370 Acquired real estate leases, net 180,803 193,739 Cash and cash equivalents 63,745 261,318 Restricted cash 12,909 13,847 Rents receivable 150,678 155,668 Due from related persons 853 — Deferred leasing costs, net 99,070 97,642 Other assets, net 23,842 11,594 Total assets $ 3,569,759 $ 3,822,286 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured debt, net $ 488,556 $ 662,277 Secured debt, net 1,872,355 1,872,357 Liabilities of properties held for sale 652 765 Accounts payable and other liabilities 87,499 118,689 Due to related persons 4,815 5,869 Assumed real estate lease obligations, net 9,219 9,525 Total liabilities 2,463,096 2,669,482 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 250,000,000 shares authorized, 70,063,086 and 69,824,743 shares issued and outstanding, respectively 701 698 Additional paid in capital 2,656,969 2,656,548 Cumulative net loss (81,800) (35,933) Cumulative common distributions (1,469,207) (1,468,509) Total shareholders’ equity 1,106,663 1,152,804 Total liabilities and shareholders’ equity $ 3,569,759 $ 3,822,286 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) Richland, WA

Debt Summary (1)

As of March 31, 2025
(dollars in thousands)

	Coupon Rate [7]	Interest Rate [8]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$325,000 secured revolving credit facility [2]	7.910%	7.910%	$ 325,000	1/29/2027	$ 325,000	1.8
$100,000 secured term loan [2]	7.910%	7.910%	100,000	1/29/2027	100,000	1.8
Subtotal / weighted average	7.910%	7.910%	425,000		425,000	1.8
Secured Fixed Rate Debt:						
Secured Senior Notes						
Senior secured notes due 2027 [3]	3.250%	11.368%	433,023	3/15/2027	267,992	2.0
Senior secured notes due 2029 [4]	9.000%	10.589%	300,000	3/31/2029	300,000	4.0
Senior secured notes due 2029 [5]	9.000%	9.000%	609,999	9/30/2029	609,999	4.5
Subtotal / weighted average	7.146%	10.118%	1,343,022		1,177,991	3.6
Secured Property Mortgages						
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	3.3
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	3.3
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	3.5
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	8.3
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	8.3
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	8.4
Subtotal / weighted average	7.792%	7.792%	177,320		175,745	4.9
Subtotal / weighted average	7.221%	9.847%	1,520,342		1,353,736	3.8
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2026	2.650%	2.815%	133,929	6/15/2026	133,929	1.2
Senior unsecured notes due 2027	2.400%	2.541%	78,306	2/1/2027	78,306	1.8
Senior unsecured notes due 2030 [6]	8.000%	12.273%	14,439	1/31/2030	14,439	4.8
Senior unsecured notes due 2031	3.450%	3.550%	102,402	10/15/2031	102,402	6.5
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	25.2
Subtotal / weighted average	4.163%	4.377%	491,076		491,076	10.4
Total / weighted average	6.725%	8.407%	$ 2,436,418		$ 2,269,812	4.8

(1) See Pages 26 to 33 for additional information regarding the collateral properties.
(2) OPI's secured revolving credit facility and term loan are governed by an amended and restated credit agreement, or the Credit Agreement. OPI is required to pay interest under the Credit Agreement at a rate of SOFR plus a margin of 350 basis points. OPI also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under its secured revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, OPI can extend the maturity date of the secured revolving credit facility by one year. The Credit Agreement is secured by first mortgage liens on 19 properties. As of March 31, 2025, OPI was fully drawn under it's credit facility.
(3) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 36 properties and second mortgage liens on 19 properties that secure our $609,999 senior secured notes due 2029. These notes require quarterly principal amortization of $6,500 and a principal payment of $119,531 by March 1, 2026.
(4) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 17 properties.
(5) These notes are secured by first mortgage liens on 19 properties and second mortgage liens on the 19 properties that secure the Credit Agreement on a first priority basis.
(6) These notes are guaranteed by certain of OPI's subsidiaries, which also guarantee its $433,023 senior secured notes due 2027.
(7) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(8) Includes the effect of discounts and premiums on senior notes. Excludes the effect of debt issuance costs amortization.

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Q1 2025 11RETURN TO TABLE OF CONTENTS $133,929 $78,306 $278,841 $425,000 $19,500 $145,531 $267,992 $123,487 $910,278 $53,554 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2025 2026 2027 2028 2029 2030 and thereafter 0 200,000 400,000 600,000 800,000 1,000,000 Debt Maturity Schedule As of March 31, 2025 (dollars in thousands) Fixed vs. Variable Rate Debt Fixed 82.6% Variable 17.4% Secured vs. Unsecured Debt Unsecured 20.2% Secured 79.8%

Leverage Ratios, Coverage Ratios and Public Debt Covenants

OFFICE PROPERTIES INCOME TRUST

	As of and for the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Leverage Ratios:					
Net debt / total gross assets	56.3%	53.3%	53.2%	52.3%	56.2%
Net debt / gross book value of real estate assets	51.4%	50.7%	47.1%	45.7%	50.1%
Secured debt / total assets	54.5%	51.2%	36.1%	34.8%	19.4%
Variable rate debt / net debt	17.9%	18.0%	13.0%	12.1%	11.1%
Coverage Ratios:					
Rolling four quarter Adjusted EBITDAre / rolling four quarter interest expense	1.4x	1.7x	2.0x	2.3x	2.6x
Net debt / rolling four quarter Adjusted EBITDAre	9.0x	8.5x	8.1x	7.7x	8.4x
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt (minimum 150.0%)	159.0%	169.2%	244.4%	237.1%	178.1%
Incurrence Covenants					
Total debt / adjusted total assets (maximum 60.0%)	50.2%	49.8%	45.1%	45.5%	49.6%
Secured debt / adjusted total assets (maximum 40.0%) [1]	40.0%	39.7%	26.0%	26.0%	14.5%
Consolidated income available for debt service / debt service (minimum 1.50x)	1.54x	1.63x	1.67x	1.76x	2.26x


Atlanta, GA

(1) As of March 31, 2025, OPI's ratio of secured debt to adjusted total assets was above the requirement under OPI's Credit Agreement and its senior notes indentures and their supplements, and as a result, OPI is unable to incur additional secured debt unless this ratio is at or below the required level on a pro forma basis as a result of any contemplated secured debt transaction.

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Q1 2025 13RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Lease related costs $ 10,727 $ 27,107 $ 29,148 $ 25,965 $ 16,768 Building improvements 3,011 6,229 5,225 4,085 4,474 Recurring capital expenditures 13,738 33,336 34,373 30,050 21,242 Development, redevelopment and other activities (1) 83 2,813 864 3,862 6,911 Total capital expenditures $ 13,821 $ 36,149 $ 35,237 $ 33,912 $ 28,153 Average rentable sq. ft. during period 17,519 18,653 19,918 20,293 20,417 Building improvements per average sq. ft. during period $ 0.17 $ 0.33 $ 0.26 $ 0.20 $ 0.22 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) (1) Includes capitalized interest and other operating costs of $1,172 since January 1, 2024. Capital Expenditures Summary Seattle, WA

Q1 2025 14RETURN TO TABLE OF CONTENTS Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 2/7/2025 Parsippany, NJ 1 100 $ 5,750 $ 57.50 2/26/2025 Santa Clara, CA 2 149 21,150 141.95 Total 3 249 $ 26,900 $ 108.03 Property Dispositions Since January 1, 2025 (dollars and sq. ft. in thousands, except per sq. ft. data) Plantation, FL

Investment in Unconsolidated Joint Venture

As of March 31, 2025
(dollars and sq. ft. in thousands)

Unconsolidated Joint Venture:

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [1]
Prosperity Metro Plaza	51%	$ 17,118	2	Fairfax, VA	346	77.6%	3.3 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [2]	Maturity Date	Principal Balance	Annual Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [3]
Prosperity Metro Plaza	51%	4.090%	12/1/2029	$ 49,780	$ 2,833	$ 45,246	$ 25,388

Results of Operations - Prosperity Metro Plaza: [4]

	For the Three Months Ended March 31, 2025
Equity in losses	$ (252)
Depreciation and amortization	628
Other expenses, net [5]	237
NOI	613
Lease value amortization included in rental income [6]	(1)
Non-cash straight line rent adjustments included in rental income [6]	(11)
Cash Basis NOI	$ 601

(1) Lease term is weighted based on annualized rental income.
(2) Includes the effect of mark to market accounting.
(3) Reflects OPI's proportionate share of the principal debt balance based on its ownership percentage of the joint venture; none of the debt is recourse to OPI.
(4) Reflects OPI's proportionate share of operating results based on its ownership percentage of the joint venture.
(5) Includes interest expense, net of other income.
(6) OPI's unconsolidated joint venture reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint venture by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Q1 2025 15

16RETURN TO TABLE OF CONTENTS Q1 2025 Portfolio Information

Q1 2025 17RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 3/31/2024 Properties (end of period) 117 117 Rentable sq. ft. 16,355 16,344 Percent leased 85.4% 91.4% Rental income $ 103,899 $ 106,622 Same Property NOI $ 60,482 $ 65,269 Same Property Cash Basis NOI $ 52,904 $ 59,115 Same Property NOI % margin 58.2% 61.2% Same Property Cash Basis NOI % margin 54.9% 58.8% Same Property NOI % change (7.3%) Same Property Cash Basis NOI % change (10.5%) Summary Same Property Results (dollars and sq. ft. in thousands) Provo, UT

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Properties (end of period)	125	128	145	151	151
Rentable sq. ft. (1)	17,274	17,763	19,543	20,293	20,293
Percentage leased	81.3%	85.0%	82.8%	83.5%	85.6%
Leasing Activity (Sq. Ft.):					
New leases	50	33	40	24	45
Renewals	173	326	947	184	443
Total	223	359	987	208	488
% Change in GAAP Rent: (2)					
New leases	(3.5%)	29.1%	26.3%	(22.2%)	(18.7%)
Renewals	19.3%	23.7%	0.5%	0.2%	18.4%
Total	13.5%	24.3%	1.7%	(1.5%)	10.2%
Weighted Average Lease Term by Sq. Ft. (years):					
New leases	10.3	9.6	8.9	3.7	6.1
Renewals	10.3	6.8	10.2	4.0	9.6
Total	10.3	7.1	10.2	4.0	9.3
Leasing Cost and Concession Commitments:					
New leases	$ 3,788	$ 3,500	$ 1,571	$ 687	$ 2,826
Renewals	6,835	11,560	64,345	3,295	8,151
Total	$ 10,623	$ 15,060	$ 65,916	$ 3,982	$ 10,977
Leasing Cost and Concession Commitments per Sq. Ft.:					
New leases	$ 75.50	$ 105.39	$ 38.64	$ 29.29	$ 63.01
Renewals	$ 39.47	$ 35.43	$ 68.01	$ 17.89	$ 18.38
Total	$ 47.56	$ 41.89	$ 66.80	$ 19.18	$ 22.48
Leasing Cost and Concession Commitments per Sq. Ft. per Year:					
New leases	$ 7.33	$ 10.97	$ 4.36	$ 7.90	$ 10.29
Renewals	$ 3.83	$ 5.19	$ 6.65	$ 4.45	$ 1.92
Total	$ 4.62	$ 5.92	$ 6.57	$ 4.81	$ 2.42

(1) Rentable sq. ft. as of March 31, 2025 reflects a reduction of 240 rentable sq. ft. related to a mixed-use property in Washington D.C. which was converted from a lease to hotel management agreement effective January 1, 2025.

(2) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.

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Q1 2025 19RETURN TO TABLE OF CONTENTS Investment Grade 59.9% Not Rated 33.4% Non-Investment Grade 6.7% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of March 31, 2025 Real Estate & Financial: 17.1% U.S. Government: 16.8% Technology & Communications: 15.5% Legal & Other Professional Services: 13.4% Manufacturing & Transportation: 13.0% Government Contractors: 8.7% State and Municipalities: 8.3% Other: 4.2% Life Sciences and Medical: 3.0%

Tenants Representing 1% or More of Total Annualized Rental Income

OFFICE PROPERTIES INCOME TRUST

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	2,415	17.2%	$ 68,148	16.8%
2	Alphabet Inc. (Google)	Investment Grade	386	2.7%	22,977	5.7%
3	IG Investments Holdings LLC	Not Rated	339	2.4%	18,669	4.6%
4	Bank of America Corporation	Investment Grade	577	4.1%	17,419	4.3%
5	Shook, Hardy & Bacon L.L.P.	Not Rated	412	2.9%	13,609	3.4%
6	Northrop Grumman Corporation	Investment Grade	337	2.4%	10,746	2.7%
7	State of California	Investment Grade	365	2.6%	10,457	2.6%
8	State of Georgia	Investment Grade	308	2.2%	7,924	2.0%
9	Sonoma Biotherapeutics, Inc.	Not Rated	84	0.6%	7,402	1.8%
10	Allstate Insurance Corporation	Investment Grade	458	3.3%	6,270	1.5%
11	Automatic Data Processing, Inc.	Investment Grade	289	2.1%	6,253	1.5%
12	Compass Group plc	Investment Grade	267	1.9%	6,076	1.5%
13	Church & Dwight Co., Inc.	Investment Grade	250	1.8%	6,043	1.5%
14	Genesys Cloud Services Holdings I, LLC	Non Investment Grade	275	2.0%	5,960	1.5%
15	Leidos Holdings Inc.	Investment Grade	159	1.1%	5,939	1.5%
16	Primerica, Inc.	Investment Grade	344	2.4%	5,743	1.4%
17	Science Applications International Corp	Non Investment Grade	159	1.1%	5,151	1.3%
18	AT&T Inc.	Investment Grade	425	3.0%	5,131	1.3%
19	Berkshire Hathaway Inc.	Investment Grade	134	1.0%	4,716	1.2%
20	Rocky Mountain University of Health Professions, Inc.	Not Rated	170	1.2%	4,563	1.1%
21	CommScope Holding Company Inc.	Non Investment Grade	96	0.7%	4,513	1.1%
22	Hartford Financial Services Group Inc	Investment Grade	143	1.0%	4,469	1.1%
23	BAE Systems plc	Investment Grade	165	1.2%	4,441	1.1%
			8,557	60.9%	$ 252,619	62.5%

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Q1 2025 20

Q1 2025 21RETURN TO TABLE OF CONTENTS Charlotte, NC Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2025 42 1,194 8.5% 8.5% $ 28,929 7.1% 7.1% 2026 42 437 3.1% 11.6% 16,103 4.0% 11.1% 2027 30 1,789 12.7% 24.3% 47,636 11.8% 22.9% 2028 16 518 3.7% 28.0% 28,328 7.0% 29.9% 2029 35 1,068 7.6% 35.6% 31,590 7.8% 37.7% 2030 29 960 6.8% 42.4% 27,312 6.7% 44.4% 2031 19 1,443 10.3% 52.7% 34,689 8.6% 53.0% 2032 13 567 4.0% 56.7% 17,432 4.3% 57.3% 2033 13 1,120 8.0% 64.7% 21,426 5.3% 62.6% 2034 and thereafter 44 4,952 35.3% 100.0% 151,592 37.4% 100.0% Total 283 14,048 100.0% $ 405,037 100.0% Weighted average remaining lease term (in years) 6.8 6.9 (1) The year of lease expiration is pursuant to current contract terms. Lease Expiration Schedule As of March 31, 2025 (dollars and sq. ft. in thousands)

22RETURN TO TABLE OF CONTENTS Q1 2025 Appendix

Company Profile and Governance Information

OFFICE PROPERTIES INCOME TRUST

Management:

OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of March 31, 2025, RMR had approximately $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 1,900 properties and over 18,000 employees. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR's depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if OPI were self managed.

Board of Trustees

Donna D. Fraiche
Independent Trustee

Barbara D. Gilmore
Independent Trustee

John L. Harrington
Independent Trustee

William A. Lamkin
Independent Trustee

Elena B. Poptodorova
Lead Independent Trustee

Jeffrey P. Somers
Independent Trustee

Mark A. Talley
Independent Trustee

Jennifer B. Clark
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Executive Officers

Yael Duffy
President and Chief Operating Officer

Brian E. Donley
Chief Financial Officer and Treasurer

Rating Agencies

Moody's Investors Service
Christian Azzi
Christian.Azzi@moodys.com
(212) 553-9342

S&P Global
Alan Zigman
alan.zigman@spglobal.com
(416) 507-2556

OPI's credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these agencies.

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Q1 2025 23

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 113,615	$ 118,238	$ 120,620	$ 123,686	$ 139,435
Property operating expenses	(52,230)	(46,994)	(51,415)	(47,640)	(51,187)
NOI	61,385	71,244	69,205	76,046	88,248
Non-cash straight line rent adjustments included in rental income	(6,856)	(7,306)	(8,854)	(7,563)	(7,379)
Lease value amortization included in rental income	(123)	(372)	59	(56)	(33)
Lease termination fees included in rental income	(559)	(744)	(218)	(200)	(12,445)
Non-cash amortization included in other operating expenses	(13)	(121)	(121)	(121)	(121)
Cash Basis NOI	$ 53,834	$ 62,701	$ 60,071	$ 68,106	$ 68,270
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:					
Net (loss) income	$ (45,867)	$ (148,680)	$ (58,414)	$ 76,171	$ (5,184)
Equity in net losses of investees	252	182	166	180	230
Income tax expense (benefit)	137	24	230	(107)	56
(Loss) income before income tax expense (benefit) and equity in net losses of investees	(45,478)	(148,474)	(58,018)	76,244	(4,898)
Net loss (gain) on early extinguishment of debt	243	99,452	(264)	(225,798)	425
Interest expense	53,378	47,340	42,580	38,349	35,476
Interest and other income	(1,162)	(1,889)	(196)	(226)	(1,357)
Loss (gain) on sale of real estate	4,737	13,418	(8,456)	64	2,384
General and administrative	5,058	5,267	4,927	5,290	5,644
Transaction related costs	876	173	738	–	233
Loss on impairment of real estate	–	7,999	41,847	131,732	–
Depreciation and amortization	43,733	47,958	46,047	50,391	50,341
NOI	61,385	71,244	69,205	76,046	88,248
Non-cash amortization included in other operating expenses	(13)	(121)	(121)	(121)	(121)
Lease termination fees included in rental income	(559)	(744)	(218)	(200)	(12,445)
Lease value amortization included in rental income	(123)	(372)	59	(56)	(33)
Non-cash straight line rent adjustments included in rental income	(6,856)	(7,306)	(8,854)	(7,563)	(7,379)
Cash Basis NOI	$ 53,834	$ 62,701	$ 60,071	$ 68,106	$ 68,270

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Q1 2025 24

Q1 2025 25RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 3/31/2024 Reconciliation of NOI to Same Property NOI: Rental income $ 113,615 $ 139,435 Property operating expenses (52,230) (51,187) NOI 61,385 88,248 Less: NOI of properties not included in same property results (903) (22,979) Same Property NOI $ 60,482 $ 65,269 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 60,482 $ 65,269 Add: Lease value amortization included in rental income (170) (439) Less: Non-cash straight line rent adjustments included in rental income (6,745) (5,438) Lease termination fees included in rental income (559) (200) Non-cash amortization included in property operating expenses (104) (77) Same Property Cash Basis NOI $ 52,904 $ 59,115 Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) Columbia, MD

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of March 31, 2025
(dollars and sq. ft. in thousands)

Encumbered Properties [(1)]	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Credit Agreement										
2235 Iron Point Road, Folsom, CA	1	96	–	100.0%	4.6	$ 3,012	$ 2,312	$ 2,407	$ –	$ 14,138
4560 Viewridge Road, San Diego, CA	1	93	–	100.0%	6.2	3,561	2,350	2,406	967	27,983
440 First Street, NW, Washington, D.C.	1	142	11	91.4%	6.3	8,584	4,582	4,073	454	93,783
180 Ted Turner Drive SW, Atlanta, GA	1	91	–	100.0%	12.4	3,418	2,387	2,310	577	36,236
600 West Peachtree Street NW, Atlanta, GA	1	387	4	94.6%	4.3	9,699	5,993	6,207	1,648	70,863
1000 West Fulton Market, Chicago, IL	1	545	–	97.1%	4.2	29,498	15,771	15,042	–	363,932
2020 S. Arlington Heights, Arlington Heights, IL	1	58	–	100.0%	15.8	1,787	977	1,054	–	18,750
2555 Grand Boulevard, Kansas City, MO	1	596	–	69.2%	8.9	13,609	12,368	12,766	7,417	98,263
2300 Yorkmont Road, Charlotte, NC	1	151	–	100.0%	5.2	3,515	2,095	2,172	–	26,267
2400 Yorkmont Road, Charlotte, NC	1	133	–	100.0%	5.8	2,991	1,654	1,712	–	15,899
14668 Lee Road, Chantilly, VA	1	170	–	97.5%	14.0	5,963	4,055	3,664	94	58,130
14672 Lee Road, Chantilly, VA	1	159	–	100.0%	2.1	5,151	3,634	3,746	–	47,823
1751 Blue Hills Drive, Roanoke, VA	1	399	–	100.0%	8.5	2,168	1,782	1,776	–	15,431
45101 Warp Drive, Sterling, VA	1	161	–	100.0%	9.4	5,092	2,806	1,360	–	33,681
45201 Warp Drive, Sterling, VA	1	88	–	100.0%	9.4	2,833	1,549	755	–	18,748
45301 Warp Drive, Sterling, VA	1	88	–	100.0%	9.4	2,822	1,544	744	401	50,816
2420 Stevens Center Place, Richland, WA	1	93	–	100.0%	8.5	2,594	1,753	1,486	–	16,635
2430 Stevens Center Place, Richland, WA	1	47	–	100.0%	8.5	1,320	823	687	–	9,172
5353 Yellowstone Road, Cheyenne, WY	1	106	–	92.9%	15.7	2,668	1,659	1,111	591	14,973
Credit Agreement	19	3,603	15	93.2%	7.0	110,285	70,094	65,478	12,149	1,031,523

(1) See notes on Page 10 regarding our debt agreements and encumbrances.

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Q1 2025 26

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$445M Senior Notes due 2027										
2115 O'Nel Drive, San Jose, CA	1	99	–	100.0%	1.5	3,680	2,721	2,863	–	24,358
2544 Campbell Place, Carlsbad, CA	1	45	10	100.0%	5.4	1,323	733	597	1,191	6,882
47131 Bayside Parkway, Fremont, CA	1	101	–	100.0%	12.8	3,046	2,004	2,059	534	18,377
11 Dupont Circle, NW, Washington, D.C.	1	159	–	74.7%	7.2	7,022	3,302	2,448	172	110,225
1401 K Street, NW, Washington, D.C.	1	130	–	57.7%	5.5	3,950	1,705	1,602	28	85,247
20 Massachusetts Avenue NW, Washington, D.C.	1	188	–	–%	–	–	6,142	(79)	–	283,584
625 Indiana Avenue, NW, Washington, D.C.	1	165	–	94.7%	6.5	7,682	4,702	4,483	–	65,192
8900 Grand Oak Circle, Tampa, FL	1	68	–	100.0%	6.9	2,070	1,059	1,061	–	15,555
100 North Washington Street, Boston, MA	1	49	5	44.5%	1.8	915	199	236	139	27,611
126-132 North Washington Street, Boston, MA	1	13	11	100.0%	0.6	395	117	117	–	11,864
25 Newport Avenue Extension, Quincy, MA	1	93	5	100.0%	6.0	2,448	1,124	1,085	–	17,088
251 Causeway Street, Boston, MA	1	141	–	–%	–	–	(449)	(461)	–	30,503
10320 Little Patuxent Parkway, Columbia, MD	1	155	12	50.5%	3.7	2,254	746	811	91	32,000
2009-2011 Commerce Park Drive, Annapolis, MD	1	51	–	100.0%	12.1	1,832	1,193	1,027	–	11,621
4201 Patterson Avenue, Baltimore, MD	1	85	85	100.0%	0.1	1,348	603	595	88	13,659
520 Gaither Road, Rockville, MD	1	139	–	100.0%	6.9	3,902	2,251	1,107	5,523	45,807
530 Gaither Road, Rockville, MD	1	216	–	100.0%	4.8	7,077	3,663	2,747	1,438	60,970
534 Gaither Road, Rockville, MD	1	3	–	100.0%	11.7	22	(312)	(47)	–	608
540 Gaither Road, Rockville, MD	1	131	15	63.5%	1.9	2,649	2,135	2,031	447	36,769

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Q1 2025 27

Property Detail (by Collateral Pool)

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$445M Senior Notes due 2027 - Continued										
6315 Hillside Court, Columbia, MD	1	44	29	84.8%	0.9	709	443	493	–	6,053
7001 Columbia Gateway Drive, Columbia, MD	1	117	–	69.5%	5.2	2,481	767	691	1,734	30,892
11411 E. Jefferson Avenue, Detroit, MI (1)	1	56	–	–%	–	–	1,198	1,194	–	14,231
4241 NE 34th Street, Kansas City, MO	1	88	–	100.0%	5.5	2,083	844	836	350	12,112
299 Jefferson Road, Parsippany, NJ	1	151	–	–%	–	–	(860)	(860)	–	20,469
10b Airline Drive, Colonie, NY	1	64	–	100.0%	5.9	981	310	352	256	10,646
1212 Pittsford - Victor Road, Pittsford, NY	1	55	–	100.0%	4.8	1,164	393	368	–	4,541
8800 Tinicum Boulevard, Philadelphia, PA	1	441	–	–%	–	–	4,447	4,530	–	55,377
446 Wrenplace Road, Fort Mill, SC	1	150	–	100.0%	6.5	2,965	2,752	2,629	–	35,392
1511 East Common Street, New Braunfels, TX	1	63	63	100.0%	0.3	1,097	982	995	–	9,641
Freeport Pkwy and Esters Blvd, Irving, TX	3	458	457	100.0%	0.2	6,270	5,981	6,297	–	61,641
45600 Woodland Road, Sterling, VA	1	110	110	100.0%	–	3,312	2,063	2,079	–	26,603
45610 Woodland Road, Sterling, VA	1	111	11	87.5%	5.2	2,510	1,005	1,096	222	27,752
7987 Ashton Avenue, Manassas, VA	1	69	–	100.0%	0.8	1,654	958	1,090	–	13,870
9960 Mayland Drive, Richmond, VA	1	173	–	99.0%	1.8	3,637	2,241	2,533	–	27,771
$445M Senior Notes due 2027	36	4,181	813	69.1%	4.7	80,478	57,162	48,605	12,213	1,254,911

(1) Classified as held for sale as of March 31, 2025.

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Q1 2025 28

Property Detail (by Collateral Pool)

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$300M Senior Notes due 2029										
15451 North 28th Avenue, Phoenix, AZ	1	67	–	100.0%	7.8	1,650	1,163	1,078	329	14,383
2500 Walsh Avenue, Santa Clara, CA	1	66	–	100.0%	9.8	2,798	2,186	1,199	818	22,629
2548 Campbell Place, Carlsbad, CA	1	46	–	100.0%	6.0	1,787	1,549	1,571	–	11,231
350 West Java Drive, Sunnyvale, CA	1	96	–	100.0%	7.7	4,513	3,598	3,539	–	32,903
77 Rio Robles Drive, San Jose, CA	1	68	–	100.0%	5.7	2,597	1,850	1,903	32	26,274
915 L Street, Sacramento, CA	1	164	5	98.4%	5.1	5,967	3,440	3,423	11	50,482
9815 Goethe Road, Sacramento, CA	1	88	–	100.0%	8.3	2,211	1,108	1,032	611	17,676
7850 Southwest 6th Court, Plantation, FL	1	136	–	100.0%	12.6	4,716	2,420	734	–	58,054
1224 Hammond Drive NE, Atlanta, GA	1	358	2	100.0%	10.5	19,151	13,164	12,177	192	192,321
1185 South Vinnell Way, Boise, ID	1	30	–	100.0%	16.9	1,012	589	504	–	10,725
1249 South Vinnell Way, Boise, ID	1	60	–	100.0%	6.6	1,409	657	637	860	12,798
1387 South Vinnell Way, Boise, ID	1	91	–	100.0%	6.6	2,024	1,195	1,138	1,309	18,460
12515-4 Research Boulevard, Austin, TX	1	93	–	100.0%	4.3	2,806	2,089	1,471	–	15,590
3600 Wiseman Boulevard, San Antonio, TX	1	100	–	100.0%	7.6	3,333	2,038	2,024	–	20,385
1800 Novell Place, Provo, UT	1	412	–	87.8%	10.7	9,421	7,116	5,338	421	96,835
2101 Bermuda Hundred Drive, Chester, VA	1	225	–	100.0%	8.8	1,400	1,127	1,056	–	14,061
65 Bowdoin Street, S. Burlington, VT	1	26	–	100.0%	4.3	1,226	728	704	–	10,108
$300M Senior Notes due 2029	17	2,126	7	97.5%	8.9	68,021	46,017	39,528	4,583	624,915

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Q1 2025 29

Property Detail (by Collateral Pool)

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
$610M Senior Notes due 2029										
445 Jan Davis Drive, Huntsville, AL	1	57	–	100.0%	6.3	1,036	850	838	–	6,839
10350 NW 112th Avenue, Miami, FL	1	79	–	100.0%	2.8	3,499	2,100	2,108	–	19,145
4712 Southpark Boulevard, Ellenwood, GA	1	352	–	100.0%	9.4	4,027	2,599	1,795	3,329	25,263
1415 West Diehl Road, Naperville, IL	1	735	126	59.4%	5.4	10,434	7,891	7,230	1,883	116,913
330 Billerica Road, Chelmsford, MA	1	98	4	59.1%	9.8	1,520	668	583	–	12,723
2645 and 2655 Long Lake Road, Roseville, MN	1	61	–	100.0%	9.7	1,581	833	238	1,010	10,316
18010 Burt Street, Omaha, NE	1	101	–	100.0%	9.3	2,430	1,844	860	–	19,451
2231 Schrock Road, Columbus, OH	1	42	–	100.0%	7.3	525	418	377	–	3,661
10451 Clay Road, Houston, TX	1	97	–	100.0%	4.0	2,312	2,177	2,229	–	23,673
16001 North Dallas Parkway, Addison, TX	2	554	–	100.0%	11.8	16,730	10,938	4,014	24,921	114,302
202 North Castlegory Road, Houston, TX	1	84	–	100.0%	2.8	2,873	1,628	1,671	–	14,396
3400 West Plano Parkway, Plano, TX	1	235	–	100.0%	6.1	1,707	1,891	1,494	–	25,710
4221 W. John Carpenter Freeway, Irving, TX	1	54	–	100.0%	8.2	939	622	618	790	6,188
14660 Lee Road, Chantilly, VA	1	80	–	100.0%	4.8	2,945	1,993	1,557	–	25,639
Two Commercial Place, Norfolk, VA	1	289	–	100.0%	2.2	6,253	3,775	3,943	–	41,810
351 Elliott Ave West, Seattle, WA	1	108	–	–%	–	–	(1,497)	(1,497)	–	40,970
401 Elliott Ave West, Seattle, WA	1	77	–	1.9%	3.9	112	(1,370)	(1,371)	–	103,565
501 Elliott Ave West, Seattle, WA	1	115	–	73.3%	9.5	7,403	5,871	2,605	–	110,772
$610M Senior Notes due 2029	19	3,218	130	82.8%	7.5	66,326	43,231	29,292	31,933	721,336

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Q1 2025 30

Property Detail (by Collateral Pool)

OFFICE PROPERTIES INCOME TRUST

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Mortgage Notes										
145 Rio Robles Drive, San Jose, CA	1	58	–	100.0%	8.3	2,229	1,575	1,482	–	21,283
One Primerica Parkway, Duluth, GA	1	344	–	100.0%	10.8	5,743	5,326	5,104	7,754	55,855
3300 75th Avenue, Landover, MD	1	266	–	100.0%	14.4	4,907	4,372	4,156	–	48,110
1220 Echelon Parkway, Jackson, MS	1	110	–	100.0%	19.6	4,179	2,363	1,166	550	33,664
500 Charles Ewing Boulevard, Ewing, NJ	1	250	–	100.0%	8.2	6,043	5,659	5,775	–	53,509
701 Clay Road, Waco, TX	1	139	–	100.0%	10.8	3,118	1,595	1,815	–	25,789
22330 Glenn Drive, Sterling, VA	1	167	–	100.0%	6.4	5,970	3,961	3,781	–	67,246
Mortgage Notes	7	1,334	–	100.0%	11.0	32,189	24,851	23,279	8,304	305,456
Subtotal Secured	98	14,462	965	85.2%	7.3	357,299	241,355	206,182	69,182	3,938,141
Unencumbered Properties										
Unencumbered Properties										
131 Clayton Street, Montgomery, AL	1	58	–	100.0%	2.3	1,690	1,074	1,069	–	12,188
4344 Carmichael Road, Montgomery, AL	1	49	–	100.0%	4.1	1,624	1,136	1,008	–	16,750
711 S 14th Avenue, Safford, AZ	1	36	–	100.0%	4.1	1,070	526	508	49	9,271
100 Redwood Shores Parkway, Redwood City, CA	1	63	63	100.0%	0.7	3,384	2,565	2,638	–	28,847
10949 N. Mather Boulevard, Rancho Cordova, CA	1	94	–	100.0%	2.2	2,609	1,426	1,510	–	22,392
11020 Sun Center Drive, Rancho Cordova, CA	1	83	6	100.0%	11.3	1,909	869	857	1,888	16,144
51 Rio Robles Drive, San Jose, CA	1	61	61	100.0%	–	2,584	710	1,550	–	15,060
603 San Juan Avenue, Stockton, CA	1	22	–	100.0%	2.0	971	419	552	–	8,728
12795 West Alameda Parkway, Lakewood, CO	1	167	–	–%	–	–	1,060	1,059	–	5,794
7958 South Chester Street, Centennial, CO	1	168	–	10.5%	8.1	662	(1,249)	(1,256)	–	25,871

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Q1 2025 31

Property Detail (by Collateral Pool)

As of March 31, 2025
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31st, 2025	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Unencumbered Properties - Continued										
1211 Connecticut Avenue, NW, Washington, D.C.	1	140	27	58.5%	5.8	3,328	1,994	1,449	242	69,712
840 First Street, NE, Washington, D.C.	1	253	72	44.3%	2.3	5,929	1,612	1,803	–	148,357
8305 NW 62nd Avenue, Johnston, IA	1	199	–	100.0%	1.8	3,283	2,667	3,113	–	26,861
7601 Interactive Way, Indianapolis, IN	1	120	–	100.0%	2.2	2,603	1,753	1,808	60	16,911
7635 Interactive Way, Indianapolis, IN	1	155	–	100.0%	2.2	3,357	2,311	2,380	76	19,823
2001-2003 Commerce Park Drive, Annapolis, MD	1	52	–	50.1%	5.2	547	140	99	69	9,325
6310 Hillside Court, Columbia, MD	1	43	–	100.0%	4.3	1,142	629	637	–	5,686
3550 Green Court, Ann Arbor, MI	1	82	–	100.0%	2.6	1,721	1,591	1,635	–	13,391
18020 Burt Street, Omaha, NE	1	101	–	44.7%	11.3	760	744	820	2,198	14,496
9680 Old Bailes Road, Fort Mill, SC	1	60	–	100.0%	2.7	834	702	705	–	6,542
12515-3 Research Boulevard, Austin, TX	1	55	–	–%	–	–	(697)	(697)	–	9,227
2900 West Plano Parkway, Plano, TX	1	191	–	100.0%	6.1	3,423	2,002	923	4,696	21,015
1760 Business Center Drive, Reston, VA	1	275	–	–%	–	–	(745)	(770)	–	80,461
1775 Wiehle Avenue, Reston, VA	1	135	–	58.3%	3.2	2,915	1,418	1,536	39	42,829
9201 Forest Hill Avenue, Richmond, VA	1	50	–	100.0%	2.8	1,393	718	809	–	4,920
Vacant land parcels and other	–	–	–	–%	–	–	(153)	(152)	–	10,515
Unencumbered Properties	25	2,712	229	63.7%	3.4	47,738	25,222	25,593	9,317	661,116

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Q1 2025 32

Q1 2025 33RETURN TO TABLE OF CONTENTS Property Detail (by Collateral Pool) As of March 31, 2025 (dollars and sq. ft. in thousands) Number of Properties Sq. Ft. Sq. Ft. Expiring Through December 31st, 2025 Occupancy Weighted Average Remaining Lease Term Annualized Rental Income Trailing Twelve Months NOI Trailing Twelve Months Cash Basis NOI Unspent Leasing Related Obligations Gross Book Value of Real Estate Assets Unencumbered Properties Held for Sale 1920 and 1930 W University Drive, Tempe, AZ 2 100 — —% — — (839) (839) — 13,738 Unencumbered Properties Held for Sale 2 100 — —% — — (839) (839) — 13,738 Subtotal Unencumbered Properties 27 2,812 229 61.4% 3.4 47,738 24,383 24,754 9,317 674,854 Sold Properties — — — —% — — 12,142 13,776 — — Total / Weighted Average 125 17,274 1,194 81.3% 6.9 $ 405,037 $ 277,880 $ 244,712 $ 78,499 $ 4,612,995

Q1 2025 34RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net (loss) income $ (45,867) $ (148,680) $ (58,414) $ 76,171 $ (5,184) Add (less): Interest expense 53,378 47,340 42,580 38,349 35,476 Income tax expense (benefit) 137 24 230 (107) 56 Depreciation and amortization 43,733 47,958 46,047 50,391 50,341 EBITDA 51,381 (53,358) 30,443 164,804 80,689 Add (less): Loss on impairment of real estate — 7,999 41,847 131,732 — Loss (gain) on sale of real estate 4,737 13,418 (8,456) 64 2,384 Equity in net losses of investees 252 182 166 180 230 EBITDAre 56,370 (31,759) 64,000 296,780 83,303 Add (less): Transaction related costs 876 173 738 — 233 General and administrative expense paid in common shares (1) 279 286 527 487 362 Net loss (gain) on early extinguishment of debt 243 99,452 (264) (225,798) 425 Lease termination fees for sold property — — — — (10,524) Adjusted EBITDAre $ 57,768 $ 68,152 $ 65,001 $ 71,469 $ 73,799 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre (dollars in thousands) (1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

Q1 2025 35RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Net (loss) income $ (45,867) $ (148,680) $ (58,414) $ 76,171 $ (5,184) Add (less): Depreciation and amortization: Consolidated properties 43,733 47,958 46,047 50,391 50,341 Unconsolidated joint venture properties 628 626 616 611 642 Loss on impairment of real estate — 7,999 41,847 131,732 — Loss (gain) on sale of real estate 4,737 13,418 (8,456) 64 2,384 FFO 3,231 (78,679) 21,640 258,969 48,183 Add (less): Transaction related costs 876 173 738 — 233 Net loss (gain) on early extinguishment of debt 243 99,452 (264) (225,798) 425 Lease termination fees for sold property — — — — (10,524) Normalized FFO 4,350 20,946 22,114 33,171 38,317 Add (less): Non-cash expenses (1) 115 14 255 216 (879) Depreciation and amortization - unconsolidated joint ventures (628) (626) (616) (611) (642) Equity in net losses of investees 252 182 166 180 230 Non-cash straight line rent adjustments included in rental income (6,856) (7,306) (8,854) (7,563) (7,379) Lease value amortization included in rental income (123) (372) 59 (56) (33) Net amortization of debt premiums, discounts and issuance costs 11,919 4,202 2,183 3,634 3,444 Lease termination fees for sold property — — — — 10,524 Principal amortization (6,500) — — — — Recurring capital expenditures (13,738) (33,336) (34,373) (30,050) (21,242) CAD $ (11,209) $ (16,296) $ (19,066) $ (1,079) $ 22,340 Weighted average common shares outstanding (basic and diluted) 69,257 58,888 51,197 48,648 48,466 Per common share amounts (basic and diluted): Net (loss) income $ (0.66) $ (2.52) $ (1.14) $ 1.56 $ (0.11) FFO $ 0.05 $ (1.34) $ 0.42 $ 5.32 $ 0.99 Normalized FFO $ 0.06 $ 0.36 $ 0.43 $ 0.68 $ 0.79 CAD $ (0.16) $ (0.28) $ (0.37) $ (0.02) $ 0.46 (1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and certain other non-cash items. Calculation of FFO, Normalized FFO and CAD (amounts in thousands, except per share data)

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 25 and Same Property NOI and Same Property Cash Basis NOI as shown on page 26. OPI defines NOI as income from OPI's real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 28. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint venture. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 28 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 29. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 29 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 29. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q1 2025 36

37RETURN TO TABLE OF CONTENTS Q1 2025 Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets, as defined in OPI's debt agreements. Unencumbered assets is calculated as adjusted total assets for properties not securing debt. Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of March 31, 2025, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of OPI's unconsolidated joint venture and including distributions from OPI's unconsolidated joint venture, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost calculated in accordance with GAAP, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 52.2% of annualized rental income as of March 31, 2025 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 7.7% of annualized rental income as of March 31, 2025 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of March 31, 2025, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. REIT is real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended March 31, 2025 is based on properties OPI owned continuously since January 1, 2024; excludes three properties classified as held for sale, five properties affected by significant redevelopment activities and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

38RETURN TO TABLE OF CONTENTS Q1 2025 Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: OPI's ability to continue as a going concern; OPI's leverage levels and debt service costs, debt maturities, liquidity and covenant constraints and financing strategies; OPI’s ability to retain and attract new tenants, and future leasing activity and the demand for office space; OPI's pending or potential dispositions; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward- looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward- looking statements include, but are not limited to, the following: OPI's ability to successfully take actions to address the current substantial doubt as to its ability to continue as a going concern; OPI's ability to comply with the terms of its debt agreements and meet financial covenants; OPI's ability to make required payments on its debt or refinance its debts as they mature or otherwise become due and the possibility that OPI may reorganize through bankruptcy if OPI is unable to satisfy its maturing debt prior to maturity; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and its ability to obtain new debt or equity financing, and otherwise manage leverage; OPI's ability to effectively raise and balance its use of debt and equity capital; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; the likelihood that OPI's government tenants will be negatively impacted by government budget constraints, or changes in the use of real estate by government agencies; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; the impact of unfavorable market and commercial real estate industry conditions due to uncertainties surrounding interest rates and high inflation, impacts of tariffs on imports, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, economic downturns or a possible recession, labor market challenges or changes in real estate utilization, including due to remote work arrangements, among other things, on OPI and its tenants; OPI's tenant and geographic concentration; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; OPI's ability to sell properties at prices it targets and the timing of such sales; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, tariffs, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's credit ratings; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of OPI's manager, RMR, to successfully manage OPI; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown, elimination or reduction of government agencies and programs or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta International Hotels Corporation and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.